UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 7, 2004

(Date of earliest event reported)

InterTAN, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-10062	75-2130875
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

279 Bayview Drive Barrie, Ontario, Canada	L4M 4W5
(Address of principal executive offices)	(Postal Code)

Registrant’s telephone number, including area code:  (705) 728-6242

ITEM 7.    Financial Statements and Exhibits

The following are furnished as Exhibits to this Report.

Exhibit No.	Description of Exhibit
99.1	Press Release issued January 7, 2004.

ITEM 9.    Regulation FD Disclosure

and

ITEM 12.    Results of Operations and Financial Condition

On January 7, 2004, InterTAN, Inc. issued a press release reporting sales for the month of December, 2003, the result of a ruling in respect of a tax dispute between the Registrant and the I.R.S. and announcing updated second quarter guidance for its 2004 fiscal year. The press release is attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERTAN, INC.

January 7, 2004	By:	/s/ JEFFREY A. LOSCH

Jeffrey A. Losch Senior Vice President Secretary and General Counsel

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